DISTRIBUTION AND REPUBLISHING AGREEMENT



CONVENED OF THE FIRST PART Softpool, - A Division of infoMedia GmbH, hereafter named Softpool, of Berliner Strasse I01, Ratingen 40880, Germany.

OF THE OTHER PART ALTA VISTA INC., of 1671 Dell Avenue, Suite 209, Campbell, CA 95008, USA

Both parties mutually acknowledge the requisite capacity and standing to execute this document, and hereby state as follows:

a) Softpool's business activity is concentrated on the production, publication and marketing of all types of software.
b) ALTA VISTA'S business activity concentrates on the production, development, promotion and sale of computer games, and it holds the exploitation rights to the work INTERNET POSTCARTS/Howdy.
Softpool is interested in acquiring the exploitation rights to the aforesaid work and, in this being so, both parties have agreed to sign this LICENSING AGREEMENT, and submit to the following conditions for the purpose of regulating it:





CONDITIONS

1.     DEFINITIONS

The words and expressions mentioned below shall have the following meanings for the purposes of this agreement:

INTERNET  Postcarts      A  work  to  be distributed by Softpool consisting of a
CD-ROM containing intemet utility software, bookmarks and intemet access software.

Unit  sold:     Unit  actually  invoiced  by Softpool, except those which can be delivered as samples of no value (not for resale), and those returned by customers.

Stocks:     Units of the INTERNET POSTCARTS/Howdy work manufactured and not sold by  Softpool  until  the  expiry date of the effective period of this agreement.

Launch:     Day  on  which  the  work  INTERNET POSTCARTS/Howdy is available for purchase  by  consumers  at  any  points  of  sale.

2.      OBJECT  OF  THE  AGREEMENT

Under this agreement ALTA VISTA assigns to Softpool exclusively during a period of 18 months, for the territories of Germany, Austria and Switzerland, the rights to distribute, republish, bundle and sublicense the work called "INTERNET POSTCARTS/Howdy " and in particular those of transformation, reproduction, compilation and distribution for said product.

3.       INTELLECTUAL  PROPERTY  RIGHTS

ALTA VISTA will remain the holder of all the intellectual property rights to the work INTERNET POSTCARTS/Howdy. ALTA VISTA grants, that there are no rights payable to GEMA or any other organization by using the music, videos and pictures from the CD and by using any INTERNET POSTCARTS created with the work.

Softpool will be required to include in the INTERNET POSTCARTS/Howdy work the ALTA VISTA name and logotype, and also the copyright message, all in relation to the INTERNET POSTCARTS/Howdy.

4.       FINANCIAL  CONSIDERATION

As financial consideration for the assignment which is the object of this agreement, Softpool shall deliver to ALTA VISTA as fees for rights payments 2 DM per unit from retail product and from bundling and licensing.

For these purposes, a minimum advance on royalties is established in the amount of DM 4,000. This amount will be invoiced on signature of this agreement, and is payable on invoice, directly to InterActiv Arts, based in UK. Bank details to be supplied.

The  launch  date  must  be  no  later  than  30  October  1997.

The future royalty payments will be made direct to ALTA VISTA, after delivery of the corresponding invoice, by a bank transfer. ALTA VISTA must provide appropriate bank details.

5.       DECLARATION  OF  FEES

Softpool will be required to make quarterly declarations of fees. The said declarations will include the product identification details, the units sold and where applicable the amount of fees accrued in favour of ALTA VISTA.
Declarations  will  be  made  within  15  days  of  the  end  of  the  quarter.

When each declaration has been made and upon presentation by ALTA VISTA of the corresponding invoice. Softpool will pay this by bank transfer.

In the event of a discrepancy in the determination of fees, the parties undertake to appoint an external auditor to verify the declarations made. The expenses will be charged to the party requesting the verification. Should a discrepancy of more than 10% be discovered, Softpool will pay the auditor costs, and any additional owed royalties.

6.       LIQUIDATION

If, after a certain period of time, the units sold of the product decrease to under 100 units per month, then both parties may mutually agree to consider liquidation of any remaining stocks. In this case the Licensor will not pay a license fee, until the production costs have been recovered. If there is any profit exceeding the production cost, both partners will share that equally.

6.       LOCALISATION

In addition to all the obligations derived from the exact fulfillment of this agreement and contractual good faith, ALTA VISTA undertakes to ensure technical guidance is provided where required for localization, as long as Softpool has sought and received approval from ALTA VISTA where required.

8.       MARKETING  OF  THE  PRODUCT

ALTA VISTA authorizes lnfomedia to market, sell and sub-license the work using all the distribution channels available to it within the assigned territory, both traditional and non-traditional, and to promote this in any medium of communication.

9.       EFFECTIVE  PERIOD

This agreement will be valid for 18 months from its signature, renewed automatically for a further 12 months, unless otherwise notified by either party, in writing, 3 months prior to expiration. Upon expiry of the validity period, InfoMedia will have a period of 3 months in which to liquidate stocks.


10.      CONFIDENTIALITY

The details supplied relating to the activity of InfoMedia and ALTA VISTA, and in particular all the elements which might come to the knowledge of the parties within the framework of this agreement are understood to be confidential and they must be safeguarded.


II.      COMMUNICATION  BETWEEN  THE  PARTIES

In order to have full contractual effects, communications between the parties must be sent (i) by registered post with advice of receipt. ii)by overnight courier delivery with advice of receipt, iii) by fax transmission, or iv) by electronic mail, to the addresses and telephone numbers of the parties which appear in this agreement, or those which may validly replace them.

12.     THIRD  PARTY  CLAIMS

ALTA VISTA declares to InfoMedia that it is duly empowered for the assignment formalized, undertaking for this reason to hold harmless from any claim based on the infringement or alleged infringement of any intellectual property right existing on the INTERNET POSTCARTS/Howdy, as long as InfoMedia has sought and received approval from ALTA VISTA where required.


13.      TERMINATION  OF  THE  AGREEMENT.

The total or partial default by either party of what is agreed in this agreement will empower the other party to terminate it, in addition to requiring the indemnity for damage and losses suffered.

14.      SETTLEMENT  OF  DIFFERENCES.
For the better settlement of any differences existing in the fulfillment and interpretation of this agreement, the parties agree to submit to arbitration.


And as proof of agreement, both parties sign this agreement in duplicate as below:

Jack  Marshall
--------------
ALTA  VISTA                                     Softpool


10/17/99                                        8/27/97
--------                                        -------
Date                                            Date

  AMENDMENT TO THE DISTRIBUTION AND REPUBLISHING AGREEMENT COVERING THE PRODUCT
                           "HOWDY" DATED THE 17.10.97


Between
infoMedia Software Publishing GmbH, Heltorfer Str. 12; 40472 D sseldorf hereafter referred to as the "licensee"

and
PhotoLoft.com Inc., of 300 Orchard City Drive, Suite 142, Campbell, CA 95008, USA, hereafter referred to as the "Licensor"




1.0  EXTENSION  OF  TERM
The  duration  of  the  term  has  been  extended  for  a  further  24  month.

2.0  FINANCIAL  CONSIDERATION
For bundling and sub-licensing purposes infoMedia shall deliver to licensor 40% of the net profits gained from such a deal.

All other matters arising out of this agreement are covered in the main contract and those are applicable at all times.



NAME:____________________________

Date:  ____12  Feb.  99
       ----------------
InfoMedia  Software  Publishing  GmbH.


NAME:  s.  Jack  Marshall
       ------------------

Date:  2/25/99
       -------
PhotoLoft.com  Inc

  AMENDMENT TO THE DISTRIBUTION AND REPUBLISHING AGREEMENT COVERING THE PRODUCT
                           "HOWDY" DATED THE 17.10.97


Between
infoMedia Software Publishing GmbH, Heltorfer Str. 12; 40472 D sseldorf hereafter referred to as the "licensee"

and
PhotoLoft.com Inc., of 300 Orchard City Drive, Suite 142, Campbell, CA 95008, USA, hereafter referred to as the "Licensor"




1.0  EXTENSION  OF  TERM
The  duration  of  the  term  has  been  extended  for  a  further  24  month.

2.0  FINANCIAL  CONSIDERATION
For bundling and sub-licensing purposes infoMedia shall deliver to licensor 40% of the net profits gained from such a deal.

All other matters arising out of this agreement are covered in the main contract and those are applicable at all times.



NAME:____________________

Date:  ___________________________
infoMedia  Software  Publishing  GmbH.


NAME:  s.  Jack  Marshall
       ------------------

Date:  2/4/99
       ------
PhotoLoft.com  Inc